Exhibit 99.B(g)(1)(a)(ii)

SCHEDULE I

The Victory Institutional Funds

1.             Institutional Diversified Stock Fund

The Victory Portfolios

1.                                                              Balanced Fund, Classes A, C, I and R Shares

2.                                                              Diversified Stock Fund, Classes A, C, I, R and Y Shares

3.                                                              Dividend Growth Fund, Classes A, C, I, R and Y Shares

4.                                                              Established Value Fund, Classes A, I, R and Y Shares

5.                                                              Fund for Income, Classes A, C, I, R and Y Shares

6.                                                              Investment Grade Convertible Fund, Classes A and I Shares

7.                                                              Large Cap Growth Fund, Classes A, C, I, R and Y Shares

8.                                                              National Municipal Bond Fund, Classes A and Y Shares

9.                                                              Ohio Municipal Bond Fund, Class A Shares

10.                                                       Select Fund, Classes A and I Shares

11.                                                       Small Company Opportunity Fund, Classes A, I, R and Y Shares

12.                                                       Special Value Fund, Classes A, C, I, R and Y Shares

The Victory Variable Insurance Funds

1.             Diversified Stock Fund, Class A Shares

As of October 23, 2013.